Exhibit 99.1

SuRo Capital Corp. Second Quarter 2023 Preliminary Investment Portfolio Update

Net Asset Value Anticipated to be $7.15 to $7.65 Per Share

NEW YORK, NY, July 11, 2023 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the second quarter ended June 30, 2023.

“Over the last several quarters we have noted the convergence of private company valuations with their respective public company comparables. While there have been many opportunities to invest in exciting companies, most continued to remain too expensive. Remaining steadfast to our thesis that potential investments would become available in the secondary market, we were able to act on two new secondary opportunities at compelling prices. During the second quarter, we invested $10.0 million in ServiceTitan, Inc., a software business for home and commercial trades, and subsequent to quarter-end, we invested $4.2 million in FourKites, Inc., a supply chain visibility software company. Further, we have other potential investments in progress that we anticipate completing during the third quarter. We believe the combination of being strategically opportunistic during times of volatility, along with over $100.0 million of investable capital as of quarter-end, allows SuRo Capital to seize unique opportunities with high potential returns,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “We believe the market is currently undervaluing our portfolio, which gives us opportunities to enhance shareholder value through stock repurchases. We also remain highly focused on balancing our remaining capital between these repurchases and new investment opportunities. In addition to our new investments, we executed our recent Modified Dutch Auction Tender Offer, which we believe was an efficient and accretive deployment of capital. As announced in the first quarter and executed during the second quarter, the Modified Dutch Auction Tender Offer resulted in the purchase of 3.0 million shares of common stock for $4.50 per share. Additionally, as of quarter-end, SuRo Capital has approximately $16.4 million available under its Share Repurchase Program. This capacity allows us to continue balancing new investments with share repurchases as we look toward the second half of 2023.”

As previously reported, SuRo Capital’s net assets totaled approximately $215.0 million, or $7.59 per share, at March 31, 2023, and approximately $280.2 million, or $9.24 per share at June 30, 2022. As of June 30, 2023, SuRo Capital’s net asset value is estimated to be between $7.15 to $7.65 per share.

As of June 30, 2023, there were 25,398,640 shares of the Company’s common stock outstanding.

Investment Portfolio Update

As of June 30, 2023, SuRo Capital held positions in 37 portfolio companies – 33 privately held and 4 publicly held, excluding short-term US treasuries.

During the three months ended June 30, 2023, SuRo Capital made the following new and follow-on investments, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
PayJoy, Inc.	Simple Agreement for Future Equity (SAFE)	5/25/2023	$0.5 million
ServiceTitan, Inc.	Common Shares	6/30/2023	$10.0 million

During the three months ended June 30, 2023, SuRo Capital exited or received proceeds from the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Loss
Nextdoor Holdings, Inc.(2)	Various	950,000	$3.05	$2.9 million	$(2.4 million)
Ozy Media, Inc.(3)	5/4/2023	N/A	N/A	$-	$(10.9 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(4)	Various	N/A	N/A	$0.3 million	$-
True Global Ventures 4 Plus Pte Ltd	6/30/2023	N/A	N/A	$0.3 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of June 30, 2023, SuRo Capital held 852,416 remaining Nextdoor Holdings, Inc. public common shares.
(3)	On May 4, 2023, SuRo Capital abandoned its investment in Ozy Media, Inc.
(4)	During the three months ended June 30, 2023, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.

Subsequent to quarter-end through July 11, 2023, SuRo Capital made the following new investment:

Portfolio Company	Investment	Transaction Date	Amount
FourKites, Inc.	Common Shares	7/7/2023	$4.2 million

Subsequent to quarter-end through July 11, 2023, SuRo Capital received proceeds from the following investment:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Loss
Nextdoor Holdings, Inc.(2)	Various	100,000	$3.16	$0.3 million	$(0.2 million)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of July 11, 2023, SuRo Capital held 752,416 remaining Nextdoor Holdings, Inc. public common shares.

SuRo Capital’s liquid assets were approximately $112.0 million as of June 30, 2023, consisting of cash, short-term US treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Modified Dutch Auction Tender Offer

On March 17, 2023, our Board of Directors authorized a Modified Dutch Auction Tender Offer (“Tender Offer”) to purchase up to 3.0 million shares of our common stock at a price per share between $3.00 and $4.50, using available cash. In accordance with the Tender Offer, on April 21, 2023, the Company repurchased 3,000,000 shares at a price of $4.50 per share, representing 10.6% of its outstanding shares. The per share purchase price of properly tendered shares represents 60.9% of net asset value per share as of December 31, 2022.

Share Repurchase Program

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 5.8 million shares of its common stock for an aggregate purchase price of approximately $38.6 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2023.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its second quarter ended June 30, 2023 results in August 2023.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

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